Filed Pursuant to Rule 433

Registration Statement No. 333-172562

# CitiFirst

NOTES | DEPOSITS | CERTIFICATES | OTC DERIVATIVES

## Offerings Brochure for Third Party Investors
September 2013

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2	CitiFirst Offerings Brochure | September 2013

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

3	CitiFirst Offerings Brochure | September 2013

Introduction to CitiFirst Investments

CitiFirst is the brand name for Citi’s offering of investments including notes, deposits, certificates, and OTC strategies. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity:

CitiFirst Protection

Full principal amount due at maturity

Investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments

CitiFirst Performance

Payment due at maturity may be less than the principal amount

Investments provide for a payment due at maturity, subject to the credit risk of the issuer, that may be less than the principal amount and in some cases may be zero, and are for investors who are seeking the potential for current income and/or growth, in addition to partial or contingent downside protection

CitiFirst Opportunity

Payment due at maturity may be zero

Investments provide for a payment at maturity, subject to the credit risk of the issuer, that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. Such investments are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering.

CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube:

For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows:

Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

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7	CitiFirst Offerings Brochure | September 2013

Non-Callable Fixed to Floating Rate Notes

    Indicative Terms*

Issuer:	Citigroup Inc.
Issue price:	$1,000 per note
Pricing date:	September , 2013 (expected to be September 24, 2013)
Original issue date:	September , 2013 (three business days after the pricing date)
Maturity date:	September , 2018 (expected to be September 27, 2018). If the maturity date is not a business day, then the payment required to be made on the maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the maturity date. No additional interest will accrue as a result of delayed payment.
Principal due at maturity:	Full principal amount due at maturity
Payment at maturity:	$1,000 per note plus any accrued and unpaid interest
From and including the original issue date to but excluding September , 2014 (expected to be September 27, 2014):
· 2.25% per annum
Interest rate per annum:	From and including September , 2014 (expected to be September 27, 2014) to but excluding the maturity date:

·       a floating rate equal to three-month U.S. dollar LIBOR determined on the second London business day prior to the first day of the applicable interest period plus a spread of 0.25%, subject to a minimum interest rate of 1.00% per annum and a maximum interest rate of 5.00% per annum for any interest period

Interest period:	The three-month period from the original issue date to but excluding the immediately following interest payment date, and each successive three-month period from and including an interest payment date to but excluding the next interest payment date
Interest payment dates:	Quarterly on the day of each March, June, September and December of each year (expected to be the 27th day of each March, June, September and December of each year), commencing December , 2013 (expected to be December 27, 2013) and ending on the maturity date, provided that if any such day is not a business day, the applicable interest payment will be made on the next succeeding business day. No additional interest will accrue on that succeeding business day. Interest will be payable to the persons in whose names the notes are registered at the close of business on the business day preceding each interest payment date, which we refer to as a regular record date, except that the interest payment due at maturity will be paid to the persons who hold the notes on the maturity date.
Day count convention:	30/360 Unadjusted
CUSIP:	1730T0VB2
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.
Selling Concession (paid to advisors):	up to 1.50%

  Selected Risk Considerations

■	The amount of interest payable on the notes will vary.

■	The interest rate applicable to the notes will be subject to a maximum per annum rate.

■	The yield on the notes may be lower than the yield on a standard debt security of comparable maturity.

■	The notes are subject to the credit risk of Citigroup, Inc., and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the value of the notes.

■	The notes will not be listed on any securities exchange and you may not be able to sell the notes prior to maturity.

■

Immediately following issuance, any secondary market bid price provided by Citigroup Global Markets, Inc. (“CGMI”), and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment.

■	Secondary market sales of the notes may result in a loss of principal.

■	The inclusion of underwriting fees and projected profit from hedging in the issue price is likely to adversely affect secondary market prices.

■	The price at which you may be able to sell your notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.

■	The calculation agent, which is an affiliate of the issuer, will make determinations with respect to the notes.

■	Hedging and trading activity by Citigroup Inc. could result in a conflict of interest.

■	The historical performance of 3-month U.S. dollar LIBOR is not an indication of its future performance.

■	You will have no rights against the publishers of 3-month U.S. dollar LIBOR.

8	CitiFirst Offerings Brochure | September 2013

A complete description of the risks associated with this investment are outlined in the “Risk Factors” section of the applicable preliminary pricing supplement.

  Investor Profile

Investor Seeks:		Investor Can Accept:
■	Full principal amount due at maturity	■	A holding period of approximately 5 years
■	Quarterly interest payments	■	The possibility of losing part or all of the principal amount invested if not held to maturity
■	A medium-term interest rate-linked investment	■

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

9	CitiFirst Offerings Brochure | September 2013

Callable Leveraged CMS Spread Notes

    Indicative Terms*

Issuer:	Citigroup Inc.
Notes:	Callable Leveraged CMS Spread Notes Due September , 2033
Issue Price:	$1,000 per Note
Pricing Date:	September , 2013 (expected to be September 13, 2013)
Maturity Date:	September , 2033 (expected to be September 18, 2033)
Interest Rate:	Unless earlier redeemed by us, from and including September , 2014 (expected to be September 18, 2014) to but excluding the maturity date, the notes will bear interest during each quarterly interest period at the per annum rate determined on the second business day prior to the beginning of such quarterly interest period equal to the greater of (i) 4 times the modified CMS Spread, subject to a maximum interest rate of 10.00% per annum for any interest period, and (ii) the minimum interest rate of 0%.
Interest Payment Dates:	Interest on the notes, if any, is payable quarterly on the day of each March, June, September and December (expected to be the 18th day of each March, June, September and December), beginning on December , 2013 (expected to be December 18, 2013) and ending on the maturity date or the date when the notes are called.
Modified CMS Spread:	Equal to the CMS Spread minus 0.25%, and the CMS Spread will be equal to the 30-year Constant Maturity Swap Rate (“CMS30”) minus the 2-year Constant Maturity Swap Rate (“CMS2”), as determined on the second business day prior to the beginning of such quarterly interest period.
Call Provision	We may call the notes, in whole and not in part, for mandatory redemption on any interest payment date beginning on September , 2014 (expected to be September 18, 2014), upon not less than five business days’ notice. Following an exercise of our call right, you will receive for each note you hold an amount in cash equal to $1,000 plus any accrued and unpaid interest.
CUSIP:	1730T0VD8
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.
Selling Concession (paid to advisors):	up to 5.00%

  Selected Risk Considerations

■	The Amount of Interest Payable on the Notes Will Vary and May Be Zero.	■	The Estimated Value of the Notes Would be Lower if it Were Calculated Based on Our Secondary Market Rate.

■	The Interest Rate Applicable to the Notes Will be Subject to a Maximum Per Annum Rate.	■	The Estimated Value of the Notes Is Not an Indication of the Price, if any, at which CGMI or Any Other Person May Be Willing to Buy the Notes from You in the Secondary Market.
■	The CMS Spread Applicable to Any Interest Period Will be Reduced by 0.25%.	■	The Price at Which You May Be Able to Sell Your Notes Prior to Maturity Will Depend on a Number of Factors and May Be Substantially Less Than the Amount You Originally Invest.
■	Secondary Market Sales of the Notes May Result in a Loss of Principal.	■

Immediately Following Issuance, any Secondary Market Bid Price Provided by CGMI, and the Value that Will Be Indicated on Any Brokerage Account Statements Prepared by CGMI or its Affiliates, Will Reflect a Temporary Upward Adjustment.

■	The Notes May Be Called at Our Option, Which Limits Your Ability to Accrue Interest Over the Full Term of the Notes.	■	The Yield on the Notes May Be Lower Than the Yield On a Standard Debt Security of Comparable Maturity.
■	The Relative Values of CMS30 and CMS2 Will Affect Our Decision to Call the Notes.	■	The Historical Value of the CMS Spread Is Not an Indication of the Future Value of the CMS Spread.
■	The Notes Are Subject to the Credit Risk of Citigroup Inc., and Any Actual or Anticipated Changes to Its Credit Ratings and Credit Spreads May Adversely Affect the Value of the Notes.	■	The Calculation Agent, Which is an Affiliate of the Issuer, Will Make Determinations With Respect to the Notes.
■	The Notes Will Not Be Listed on Any Securities Exchange and You May Not Be Able to Sell Your Notes Prior to Maturity.

10	CitiFirst Offerings Brochure | September 2013

■	The Estimated Value of the Notes on the Pricing Date, Based on CGMI’s Proprietary Pricing Models and Our Internal Funding Rate, Will Be Less than the Issue Price.	■	Citigroup Inc.’s Hedging Activity Could Result in a Conflict of Interest.
■	The Estimated Value of the Notes Was Determined for Us by Our Affiliate Using Proprietary Pricing Models.	■	You Will Have No Rights Against the Publisher of CMS30 and CMS2.

A complete description of the risks associated with this investment are outlined in the “Risk Factors” section of the applicable preliminary pricing supplement.

  Investor Profile

Investor Seeks:		Investor Can Accept:
■	Full principal amount due at maturity	■	A holding period of approximately 20 years
■	Quarterly interest payments	■	The possibility of losing part or all of the principal amount invested if not held to maturity
■	A callable long-term interest rate-linked investment	■

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

11	CitiFirst Offerings Brochure | September 2013

Floating Rate Notes Linked to the Consumer Price Index

    Indicative Terms*

Issuer:	Citigroup Inc.
Issue price:	$1,000 per note
Pricing date:	September , 2013 (expected to be September 24, 2013)
Original issue date:	September , 2013 (three business days after the pricing date)
Maturity date:

September     , 2020 (expected to be September 27, 2020). If the maturity date is not a business day, then the payment required to be made on the maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the maturity date. No additional interest will accrue as a result of delayed payment.

Principal due at maturity:	Full principal amount due at maturity
Payment at maturity:	$1,000 per note plus any accrued and unpaid interest
Interest rate per annum:

From and including the original issue date to but excluding September     , 2015 (expected to be September 27, 2015):

•    3.00%

From and including September     , 2015 (expected to be September 27, 2015) to but excluding the maturity date:

•    For each monthly interest period, the CPI percent change determined for that interest period plus 0.60%, subject to a minimum interest rate of 0.60% for any interest period

CPI or Consumer Price Index:

The non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, as published on Bloomberg page “CPURNSA” (or any successor page). See “Determination of the Level of the Consumer Price Index” in the applicable supplement for more information.

CPI percent change:	final CPI level – initial CPI level) / initial CPI level
Initial CPI level:	For each monthly interest period, the CPI level for the calendar month that is fifteen calendar months prior to the month of the relevant interest payment date
Final CPI level:	For each monthly interest period, the CPI level for the calendar month that is three calendar months prior to the month of the relevant interest payment date
Interest period:

The one-month period from the original issue date to but excluding the immediately following interest payment date, and each successive one-month period from and including an interest payment date to but excluding the next interest payment date

Interest payment dates:	Expected to be 27th day of each month, beginning on October , 2013 (expected to be October 27, 2013) and ending on the maturity date.
Day count convention:	30/360 Unadjusted
Business day:	Any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions are authorized or obligated by law or executive order to close
CUSIP:	1730T0VC0
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.
Selling Concession (paid to advisors):	up to 1.25%

Selected Risk Considerations

■	The amount of interest payable on the notes will vary and may be equal to the minimum interest rate.	■	The estimated value of the notes on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price.

■	Variations in the interest rate on the notes from one month to the next may be significant.	■	The estimated value of the notes was determined for us by our affiliate using proprietary pricing models.

■	The yield on the notes may be lower than the yield on a standard debt security of comparable maturity.	■	The estimated value of the notes would be lower if it were calculated based on our secondary market rate.

12	CitiFirst Offerings Brochure | September 2013

■	The value of the notes prior to maturity will fluctuate based on many unpredictable factors.	■	The estimated value of the notes is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the notes from you in the secondary market.

■	Many factors, including United States monetary policy, may influence U.S. inflation rates, and could materially and adversely affect the value of the notes.	■

Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment.

■	The CPI percent change may not reflect the actual levels of inflation affecting holders of the notes.	■	An investment in the notes may be more risky than an investment in notes with a shorter term.

■	The notes are subject to the credit risk of Citigroup Inc., and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the value of the notes.	■	The CPI itself and the way the CPI is calculated may change in the future and could adversely affect the value of the notes.

■	The inclusion of underwriting fees and projected profit from hedging in the issue price is likely to adversely affect secondary market prices.	■	You will have no rights against the publishers of the CPI.

■	You will be entitled to receive the full principal amount of your notes, subject to the credit risk of Citigroup Inc., only if you hold the notes to maturity.	■	The historical performance of the CPI is not an indication of its future performance.

■	The notes will not be listed on a securities exchange and you may not be able to sell them prior to maturity.	■	The calculation agent, which is an affiliate of the issuer, will make determinations with respect to the notes.

A complete description of the risks associated with this investment are outlined in the “Risk Factors” section of the applicable preliminary pricing supplement.

  Investor Profile

Investor Seeks:		Investor Can Accept:
■	Full principal amount due at maturity	■	A holding period of approximately 7 years

■	Monthly interest payments	■	The possibility of losing part or all of the principal amount invested if not held to maturity

■	A medium-term interest rate-linked investment	■

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

13	CitiFirst Offerings Brochure | September 2013

Fixed to Float Trigger Securities Based on the Russell 2000® Index

    Indicative Terms*

Index:	The Russell 2000® Index (Ticker symbol: “RTY”)
Stated principal amount:	$1,000 per security
Pricing date:	September , 2013 (expected to be September 24, 2013)
Issue date:	September , 2013 (three business days after the pricing date)
Valuation date:	September , 2020, (expected to be September 24, 2020), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	September , 2020 (expected to be September 29, 2020)
Coupon rate per annum:

*   From and including the issue date to but excluding September     , 2016 (expected to be September 29, 2016): a fixed rate equal to at least 3.65% per annum (the actual rate will be determined on the pricing date)

*   From and including September     , 2016 (expected to be September 29, 2016) to but excluding the maturity date: a floating rate equal to 3-month U.S. dollar LIBOR (determined for each coupon period on the second London business day prior to the first day of that coupon period) plus a spread of 2.70%

Day count convention:	30/360 Unadjusted
Coupon period:

The three-month period from and including the issue date to but excluding the first coupon payment date, and each successive three-month period from and including a coupon payment date to but excluding the next coupon payment date

Coupon payment dates:

Quarterly on the      day of each March, June, September and December (expected to be the 29th day of each March, June, September and December), commencing December     , 2013 (expected to be December 29, 2013) and ending on the maturity date

Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity, the final coupon payment plus:

* If the final index level is greater than or equal to the trigger level:

$1,000

* If the final index level is less than the trigger level:

$1,000 × the index performance factor

If the final index level is less than the trigger level, your payment at maturity will be less, and possibly significantly less, than $650 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Initial index level:	(the closing level of the index on the pricing date)
Final index level:	The closing level of the index on the valuation date
Trigger level:	(65% of the initial index level)
Index performance factor:	The final index level divided by the initial index level
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.
CUSIP:	1730T0VE6
Selling Concession (paid to advisors):	up to 3.50%

  Selected Risk Considerations

¡	You may lose some or all of your investment	¡	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models
¡	The coupon payments on the securities will vary after the first 3 years based on 3-month U.S. dollar LIBOR	¡	The estimated value of the securities would be lower if it were calculated based on our secondary market rate

¡	You may not be adequately compensated for assuming downside exposure to the index

14	CitiFirst Offerings Brochure | September 2013

¡	The securities offer downside exposure, but no upside exposure, to the index	¡	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market

¡	The trigger feature of the securities exposes you to particular risks	¡	The value of the securities prior to maturity will fluctuate based on many unpredictable factors

¡	The yield on the securities may be lower than the yield on a standard debt security of comparable maturity	¡

Immediately following issuance, any secondary market bid price provided by CGMI and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment

¡	Your payment at maturity depends on the closing level of the index on a single day	¡	Our offering of the securities is not a recommendation of 3-month U.S. dollar LIBOR or the index

¡	The securities are subject to the credit risk of Citigroup Inc	¡	3-month U.S. dollar LIBOR and the manner in which it is calculated may change in the future

¡	The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity	¡	The securities will be subject to risks associated with small capitalization stocks

¡

The estimated value of the securities on the pricing date, based on Citigroup Global Markets, Inc.’s (“CGMI’s”) proprietary pricing models and our internal funding rate, will be less than the issue price.

		¡	The level of the index may be adversely affected by our or our affiliates’ hedging and other trading activities

		¡	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities

		¡	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities

		¡	Adjustments to the index may affect the value of your securities

		¡	You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the index.

		¡	The U.S. federal tax consequences of an investment in the securities are unclear

A complete description of the risks associated with this investment are outlined in the “Risk Factors” section of the applicable preliminary pricing supplement.

  Investor Profile

Investor Seeks:		Investor Can Accept:
¡	Quarterly interest payments	¡	A holding period of approximately 7 years

¡	A medium-term interest rate and equity index-linked investment	¡	The possibility of losing part or all of the principal amount invested if not held to maturity

¡

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

15	CitiFirst Offerings Brochure | September 2013

Enhanced Barrier Digital Plus Securities Based on Shares of the iShares® MSCI EAFE ETF

    Indicative Terms*

Issuer:	Citigroup Inc.
Underlying shares:	Shares of the iShares® MSCI EAFE ETF (NYSE Arca symbol: “EFA”) (the “ETF” or “underlying share issuer”)
Stated principal amount:	$1,000 per security
Pricing date:	September , 2013 (expected to be September 24, 2013)
Issue date:	September , 2013 (three business days after the pricing date)
Valuation date:	September , 2018 (expected to be September 24, 2018), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	September , 2018 (expected to be September 27, 2018)
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity:

¡     If the final share price is greater than or equal to the barrier price:

$1,000 + the greater of (i) the fixed return amount and (ii) $1,000 × the share percent change

¡     If the final share price is less than the barrier price:

$1,000 × the share performance factor

If the final share price is less than the barrier price, your payment at maturity will be less, and possibly significantly less, than $700.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Initial index level:	$ (the closing price of the underlying shares on the pricing date)
Final index level:	The closing price of the underlying shares on the valuation date
Fixed return amount:	$160.00 to $200.00 per security (16.00% to 20.00% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final share price is greater than or equal to the barrier price.
Share performance factor:	The final share price divided by the initial share price
Share percent change:	The final share price minus the initial share price, divided by the initial share price
Barrier price:	$ , 70.00% of the initial share price
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	1730T0UV9
Selling Concession (paid to advisors):	3.00% (eligible for fee-based accounts)

  Selected Risk Considerations

¡	You may lose some or all of your investment.	¡	Our offering of the securities is not a recommendation of the underlying shares.
¡	The barrier feature of the securities exposes you to particular risks.	¡	The price of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities.

¡	The securities do not pay interest.	¡	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities.

¡	You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to the ETF

16	CitiFirst Offerings Brochure | September 2013

¡	Your payment at maturity depends on the closing price of the underlying shares on a single day.	¡

Even if the underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the applicable product supplement.

¡	The securities are subject to the credit risk of Citigroup Inc.	¡	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of the underlying shares.

¡	The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity.	¡	The securities may become linked to shares of an issuer other than the original underlying share issuer upon the occurrence of a reorganization event or upon the delisting of the underlying shares.

¡

The estimated value of the securities on the pricing date, based on Citigroup Global Markets, Inc.’s (“CGMI’s”) proprietary pricing models and our internal funding rate, will be less than the issue price.

		¡	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities.

¡	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models.	¡	The price of the underlying shares may not completely track the performance of the index underlying the ETF.

¡	The estimated value of the securities would be lower if it were calculated based on our secondary market rate.	¡	Changes made by the investment adviser to the underlying share issuer or by the sponsor of the index underlying the ETF may adversely affect the underlying shares.

¡	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market.	¡	The securities are subject to currency exchange risk.

¡	The value of the securities prior to maturity will fluctuate based on many unpredictable factors.	¡	There are risks associated with investments in securities linked to the value of foreign equity securities

¡

Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment.

		¡	The U.S. federal tax consequences of an investment in the securities are unclear.

A complete description of the risks associated with this investment are outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

  Investor Profile

Investor Seeks:		Investor Can Accept:
¡	Contingent fixed return	¡	A holding period of approximately 5 years

¡	A medium-term equity index-linked investment	¡	The possibility of losing a significant portion of the principal amount invested

¡

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

17	CitiFirst Offerings Brochure | September 2013

Autocallable Contingent Coupon Equity Linked Securities Based on the EURO STOXX 50® Index

    Indicative Terms*

Issuer:	Citigroup Inc.
Underlying index:	EURO STOXX 50® Index (Ticker symbol: “SX5E”)
Stated principal amount:	$1,000 per security
Pricing date:	September , 2013 (expected to be September 24, 2013)
Issue date:	September , 2013 (three business days after the pricing date)
Maturity date:	Unless earlier redeemed, September , 2018 (expected to be September 27, 2018)
Valuation dates:	The day of each March, June, September and December (expected to be the 24th day of each March, June, September and December), beginning on December , 2013 (expected to be December 24, 2013) and ending on September , 2018 (the “final valuation date,” which is expected to be September 24, 2018), each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Contingent coupon payment dates:	For any valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.25% to 1.75% (to be determined on the pricing date) of the stated principal amount of the securities (equal to an annualized rate of 5.00% to 7.00%) if and only if the closing level of the underlying index on the related valuation date is greater than or equal to the coupon barrier level. If the closing level of the underlying index on any quarterly valuation date is less than the coupon barrier level, you will not receive any contingent coupon payment on the related contingent coupon payment date.
Automatic early redemption:	If, on any valuation date beginning September , 2015 (expected to be September 24, 2015) and prior to the final valuation date, the closing level of the underlying index is greater than or equal to the initial index level, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment.
Payment at maturity per security:

If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold an amount in cash equal to:

•       If the final index level is greater than or equal to the final barrier level: $1,000 plus the contingent coupon payment due at maturity

•       If the final index level is less than the final barrier level: $1,000 multiplied by the index performance factor

If the final index level is less than the final barrier level, you will receive less, and possibly significantly less, than 70% of the stated principal amount of your securities at maturity, and you will not receive any contingent coupon payment at maturity.

Initial index value:	, the closing price of the underlying index on the pricing date
Final index value:	The closing price of the underlying index on the valuation date
Coupon barrier level:	, 70% of the initial index level
Final barrier level:	, 70% of the initial index level
Index performance factor:	The final index level divided by the initial index level
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	1730T0UZ0
Selling Concession (paid to advisors):	2.25% (eligible for fee-based accounts)

  Selected Risk Considerations

¡	You may lose some or all of your investment.	¡	The estimated value of the securities would be lower if it were calculated based on our secondary market rate.

18	CitiFirst Offerings Brochure | September 2013

¡	You will not receive any contingent coupon payment for any quarter in which the closing level of the underlying index is less than the coupon barrier level on the related valuation date.	¡	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market.

¡	Higher contingent coupon rates are associated with greater risk.	¡	The value of the securities prior to maturity will fluctuate based on many unpredictable factors.

¡	You may not be adequately compensated for assuming the downside risk of the underlying index.	¡

Immediately following issuance, any secondary market bid price provided by CGMI and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment.

¡	The securities may be automatically called prior to maturity, limiting your opportunity to receive contingent coupon payments.	¡	Our offering of the securities is not a recommendation of the underlying index.

¡	The securities offer downside exposure to the underlying index, but no upside exposure to the underlying index.	¡	The underlying index is subject to risks associated with the Eurozone.

¡

The performance of the securities will depend on the closing level of the underlying index solely on the relevant valuation dates, which makes the securities particularly sensitive to the volatility of the underlying index.

		¡	The underlying index performance will not be adjusted for changes in the exchange rate between the Euro and the U.S. dollar.

¡	The securities are subject to the credit risk of Citigroup Inc.	¡	The level of the underlying index may be adversely affected by our or our affiliates’ hedging and other trading activities.

¡	The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity.	¡	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities.

¡

The estimated value of the securities on the pricing date, based on Citigroup Global Markets, Inc.’s (“CGMI’s”) proprietary pricing models and our internal funding rate, will be less than the issue price.

		¡	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities.

¡	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models.	¡	Adjustments to the underlying index may affect the value of your securities.

		¡	There is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities.

A complete description of the risks associated with this investment are outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

  Investor Profile

Investor Seeks:		Investor Can Accept:
¡	Contingent coupon payment	¡	A holding period of approximately 5 years

¡	A callable medium-term equity index-linked investment	¡	The possibility of losing a significant portion of the principal amount invested

¡

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

19	CitiFirst Offerings Brochure | September 2013

Digital Securities Based on the Common Stock of Apple Inc.

    Indicative Terms*

Issuer:	Citigroup Inc.
Underlying shares:	Shares of common stock of Apple Inc. (NASDAQ symbol: “AAPL”) (the “underlying share issuer”)
Stated principal amount:	$1,000 per security
Pricing date:	September , 2013 (expected to be September 24, 2013)
Issue date:	September , 2013 (three business days after the pricing date)
Valuation date:	March , 2015 (expected to be March 24, 2015), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	March , 2015 (expected to be March 27, 2015)
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity:

§  If the final share price is greater than or equal to the initial share price:

$1,000 + the fixed return amount

§  If the final share price is less than the initial share price:

$1,000 × the share performance factor

If the final share price declines from the initial share price, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion and up to all of your investment.

Initial share price:	$ (the closing price of the underlying shares on the pricing date)
Final share price:	The closing price of the underlying shares on the valuation date
Fixed return amount:

At least $300.00 per security (at least 30.00% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final share price is greater than or equal to the initial share price.

Share performance factor:	The final share price divided by the initial share price
Listing:

The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.

CUSIP:	1730T0VF3
Selling Concession (paid to advisors):	2.00% (eligible for fee-based accounts)

  Selected Risk Considerations

¡	You may lose some or all of your investment.	¡	The value of the securities prior to maturity will fluctuate based on many unpredictable factors.

¡	The securities do not pay interest.	¡

Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment.

¡	Your potential return on the securities is limited	¡	Our offering of the securities is not a recommendation of the underlying shares.

¡	You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to the underlying shares.	¡	The price of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities.

¡	Your payment at maturity depends on the closing price of the underlying shares on a single day.

¡	The securities are subject to the credit risk of Citigroup Inc.

¡	The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity.

20	CitiFirst Offerings Brochure | September 2013

¡	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price.	¡	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities.

¡	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models.	¡

Even if the underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the applicable product supplement.

¡	The estimated value of the securities would be lower if it were calculated based on our secondary market rate	¡	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of the underlying shares.

¡	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market.	¡	If the underlying shares are delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount.

		¡	The securities may become linked to shares of an issuer other than the original underlying share issuer upon the occurrence of a reorganization event or upon the delisting of the underlying shares.

		¡	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities.

		¡	The U.S. federal tax consequences of an investment in the securities are unclear.

A complete description of the risks associated with this investment are outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

  Investor Profile

Investor Seeks:		Investor Can Accept:

¡	Contingent fixed return	¡	A holding period of approximately 1.5 years

¡	A medium-term equity index-linked investment	¡	The possibility of losing a significant portion of the principal amount invested

¡

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

21	CitiFirst Offerings Brochure | September 2013

General Overview of Investments

Investments	Maturity	Risk Profile*	Return*
Contingent Absolute Return MLDs/Notes	1-2 Years	Full principal amount due at maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying; Otherwise the return equals zero
Contingent Upside Participation MLDs/Notes	1-3 Years	Full principal amount due at maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity; Otherwise the return equals the greater of the return of the underlying and zero
Minimum Coupon Notes	3-5 Years	Full principal amount due at maturity

If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon; Otherwise the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon

Safety First Trust Certificates	3-6 Years	Full principal amount due at maturity	The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; sometimes the maximum return is capped

Investments	Maturity	Risk Profile*	Return*
ELKS®	6-13 Months	Payment at maturity may be less than the principal amount	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid; Otherwise the return equals the sum of the coupons paid and the return of the underlying at maturity
Buffer Notes	1-2 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes; Otherwise, the return equals the lesser of (a) the return of the underlying plus the buffer amount and (b) zero
PACERSSM	1-3 Years	Payment at maturity may be less than the principal amount	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative; Otherwise the return equals zero
LASERSSM	3-4 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative; Otherwise the return equals zero

Investments	Maturity	Risk Profile*	Return*
Upturn Notes	1-2 Years	Payment at maturity may be zero	If the underlying is up at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes; Otherwise the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	Payment at maturity may be zero	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount; Otherwise the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	Payment at maturity may be zero	The return on the investment equals the return of a unique index created by Citi

*All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

22	CitiFirst Offerings Brochure | Septmeber 2013

Important Information for the Monthly Offerings

Investment Information

The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering.

SEC Registered (Public) Offerings

Each issuer and guarantor, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer or guarantor, if applicable, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer, the guarantor, if applicable, and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

For Registered Offerings Issued by: Citigroup Inc.

Issuer’s Registration Statement Number: 333-172562

Issuer’s CIK on the SEC Website: 0000831001

Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor.

The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality.

Market-Linked Certificates of Deposit

The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-877-858-5407.

23	CitiFirst Offerings Brochure | September 2013

Overview of Key Benefits

and Risks of CitiFirst Investments

Benefits

¡	Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof.

¡	Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns.

Risks

¡	The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment’s offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment.

¡	Potential for Loss

¡	The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer or guarantor credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment.

¡	The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment.

¡	Appreciation May Be Limited – Depending on the investment, an investor’s appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index.

¡	Issuer or Guarantor Credit Risk – All payments on CitiFirst Structured Investments are dependent on the applicable issuer’s or guarantor’s ability to pay all amounts due on these investments including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer or guarantor.

¡	Secondary Market – There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

¡	Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment – Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer or guarantor of the CitiFirst Structured Investment’s perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/her original investment upon any resale of the investment.

¡	Volatility of the Underlying Asset or Index – Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive.

¡	Potential for Lower Comparable Yield – The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity.

¡	Affiliate Research Reports and Commentary – Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment.
¡	The United States Federal Income Tax Consequences of Structured Investments are Uncertain – No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Global Markets Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment.

¡	Fees and Conflicts – The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer’s obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interest of the investor.

24	CitiFirst Offerings Brochure | September 2013

Additional Considerations

Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment.

The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment.

Tax Disclosure

Citigroup Global Markets Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

ERISA and IRA Purchase Considerations

Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase structured investments as long as either (A) (1) no Citigroup Global Markets affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the structured investments or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the structured investments or (B) its acquisition and holding of the structured in is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the structured investments if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or Morgan Stanley Smith Barney or a

family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of structured investments by the account, plan or annuity. You should refer to the section “ERISA Matters” in the applicable offering document(s) for more information.

Distribution Limitations and Considerations

This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless explicitly stated in the offering document(s) and related materials. In particular:

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless:

(i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust);

(ii) no consideration is or will be given for the transfer; or

(iii) the transfer is by operation of law.

25	CitiFirst Offerings Brochure | September 2013

Notes

To discuss CitiFirst investment ideas and strategies, Financial Advisors, Private Bankers and other distribution partners may call our sales team. Private Investors should call their financial advisor or private banker.

Client service number for Financial Advisors and Distribution Partners in the Americas:

+1 (212) 723-7005

For more information, please go to www.citifirst.com

Standard & Poor’s,” “S&P 500®,” and “S&P®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Citigroup Inc.

“Russell 2000® Index “ is a trademark of the Russell Investment Group and has been licensed for use by Citigroup Inc.

EURO STOXX 50® is a service mark of STOXX Limited and/or its licensors that has been sublicensed for use for certain purposes by Citigroup Global Markets Inc. and its affiliates. For more information, see “Equity Index Descriptions— EURO STOXX 50® Index — License Agreement with STOXX Limited” in the applicable underlying supplement.

iShares is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). JUMP Securities and Mandatory Callable Participation Notes are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of JUMP Securities and Mandatory Callable Participation Notes or any member of the public regarding the advisability of investing in JUMP Securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of JUMP Securities and Mandatory Callable Participation Notes.

©2013 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its subsidiaries and are used and registered throughout the world.